UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2023 (December 20, 2023)

RMG ACQUISITION CORP. III
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40013	98-1574120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

57 Ocean, Suite 403 5775 Collins Avenue Miami Beach, Florida	33140
(Address of principal executive offices)	(Zip Code)

(786) 359-4103
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	RMGCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	RMGC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	RMGCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on Form 8-K filed on June 26, 2023, on June 20, 2023, RMG Acquisition Corp. III (the “Company”) received a deficiency letter from the Listing Qualifications Department of The NASDAQ Stock Market (the “Staff”), notifying the Company that, for the previous 30 consecutive business days, the Company's minimum Market Value of Listed Securities ("MVLS") was below the minimum of US$35 million required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2) (the "Market Value Standard").

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was given 180 calendar days, or until December 18, 2023, to regain compliance with the Market Value Standard. To regain compliance with the Market Value Standard, the MVLS for the Company's listed securities must have been at least US$35 million for a minimum of 10 consecutive business days at any time during this 180-day period.

On December 20, 2023, the Company received a determination letter (the "Letter") from the Staff stating that the Company has not regained compliance with the Market Value Standard. The Letter stated that, unless the Company requests an appeal of this determination no later than 4:00 p.m. (Eastern time) on December 27, 2023, the Staff has determined that the Company's ordinary shares will be scheduled for delisting from The Nasdaq Capital Market and will be suspended at the opening of business on December 29, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company's securities from listing and registration on The Nasdaq Stock Market.

The Company intends to request a hearing before a Hearings Panel (the “Panel”) to appeal the Letter. While the appeal process is pending, the suspension of trading of the Company's securities is stayed, and the Company's ordinary shares will continue to trade on The Nasdaq Capital Market until the hearing process concludes and the Panel issues a written decision. On December 26, 2023, RMG Sponsor III, LLC (the “Sponsor”) converted 3,500,000 of its Class B ordinary shares into Class A ordinary shares, which the Company believes will allow it to regain compliance with the MVLS requirement. Based on a closing price of the Class A ordinary shares on December 22, 2023 of $10.47, this conversion would increase the MVLS by approximately $36.6 million. In order for the Company to regain compliance with the MVLS rule, the Company’s MVLS must equal or exceed $35.0 million for at least 10 consecutive trading days, and the Staff must provide written confirmation to the Company to close the matter. Upon receipt of such letter, the Company will file a subsequent Form 8-K to report receipt of the letter.

The Company is diligently working to satisfy Nasdaq's requirements in a timely manner. However, there can be no assurance that the Panel will grant the Company's request for a suspension of delisting or continued listing on The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2023

RMG ACQUISITION CORP. III

By:	/s/ Robert S. Mancini
Name:	Robert S. Mancini
Title:	Chief Executive Officer